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                                                                    Exhibit 34.1


  CERTIFICATION OF CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
             PURSUANT TO RULE 13A-14 OR 15D-14 OF THE EXCHANGE ACT,
      AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


I, Dr. Francesco Bellini, certify that:

     1. I have reviewed this amendment to the annual report on Form 40-F of Neurochem Inc.; and

     2. Based on my knowledge, this amendment to the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amendment to the annual report.



Dated: July 26, 2005.                 /s/ Dr. Francesco Bellini
                                      --------------------------------
                                      Dr. Francesco Bellini
                                      Chairman of the Board, President
                                      and Chief Executive Officer